As filed with the Securities and Exchange Commission on September 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CAMECO CORPORATION

(Exact name of Registrant as specified in its charter)

Canada	1090	98-0113090
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

2121 – 11th Street West

Saskatoon, Saskatchewan

Canada

S7M 1J3

(306) 956-6200

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cristina Giffin

Power Resources, Inc., Smith Ranch-Highland Operation

762 Ross Road

Douglas, Wyoming 82633

(307) 358-6541

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service of Process in the United States)

Copies to:

Kerry S. Burke Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 (202) 662-6000	Andrew Parker McCarthy Tétrault LLP Suite 5300, TD Bank Tower Box 48, 66 Wellington Street West Toronto, Ontario Canada M5K 1E6 (416) 601-7939

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Saskatchewan, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. Unless an exemption from the prospectus delivery requirements is available, the legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form base shelf prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Cameco Corporation at 2121 – 11th Street West, Saskatoon, Saskatchewan S7M 1J3 (Telephone (306) 956-6200), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	September 26, 2022

CAMECO CORPORATION

US$1,500,000,000

COMMON SHARES

FIRST PREFERRED SHARES

SECOND PREFERRED SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RECEIPTS

UNITS

Cameco Corporation (“Cameco”, “us”, “we” or the “Company”) may from time to time offer common shares of the Company (“Common Shares”), first preferred shares of the Company (“First Preferred Shares”), second preferred shares of the Company (“Second Preferred Shares”), debt securities (“Debt Securities”, which may include Debt Securities convertible into or exchangeable for Common Shares), warrants to purchase Common Shares, First Preferred Shares, Second Preferred Shares or Debt Securities (collectively, “Warrants”), subscription receipts to purchase any of the foregoing securities (“Subscription Receipts”) or units (“Units”) comprised of one or more of the other securities described in this short form prospectus (the “Prospectus”) (all of the foregoing collectively, the “Securities”) or any combination thereof for an aggregate offering price of up to US$1,500,000,000 (or its equivalent in one or more foreign currencies or currency units) during the 25-month period that this Prospectus, including any amendments hereto, remains effective (this “Offering”). Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

This Offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (the “MJDS”) adopted by the securities regulatory authorities in Canada and the United States of America (the “U.S.”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the U.S. The financial statements included or incorporated by reference herein, if any, have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the U.S. and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. Prospective investors should read the tax discussion in any applicable Prospectus Supplement and consult their own tax advisors prior to deciding to purchase any of the Securities.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of Canada, that some or all of its officers and directors may be residents of a country other than the U.S., that some or all of the underwriters or experts named in this Prospectus and/or in a Prospectus Supplement may be residents of a country other than the U.S., and that all or a substantial portion of the assets of the Company and said persons may be located outside the U.S.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR CANADIAN SECURITIES REGULATOR NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash or other consideration, and any other terms specific to the Common Shares being offered; (ii) in the case of First Preferred Shares and Second Preferred Shares, the designation of the particular class and, if applicable, series, the number of First Preferred Shares or Second Preferred Shares offered, the offering price, whether the First Preferred Shares or Second Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction and any other terms specific to the First Preferred Shares or Second Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, the aggregate principal amount or any limit on such amount, the currency or currency unit, the maturity, the offering price, whether the Debt Security will bear interest, the interest rate or method of determining the interest rate, the authorized denominations, any terms of redemption or retraction, whether the Debt Securities are being offered for cash, the covenants, the events of default, any conversion or exchange rights, the initial offering price (or the manner of determination thereof if offered on a non-fixed price basis), any terms for subordination of the Debt Securities to other indebtedness, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered; (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, First Preferred Shares, Second Preferred Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price and other exercise terms, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants being offered; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, First Preferred Shares, Second Preferred Shares, Debt Securities or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any Securities.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items, other than as required to provide for an interest rate that is adjusted for inflation. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or a bankers’ acceptance rate, or to recognized market benchmark interest rates.

As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined herein). See “Well-Known Seasoned Issuer”. All shelf information permitted under applicable securities legislation, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities covered by that Prospectus Supplement.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “CCO” and on the New York Stock Exchange (the “NYSE”) under the symbol “CCJ”. On September 23, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $34.37 on the TSX and US$25.29 on the NYSE. Unless otherwise specified in the applicable Prospectus Supplement, the Securities (other than the Common Shares) will not be listed on any securities exchange and there is no market through which the First Preferred Shares, Second Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell First Preferred Shares, Second Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the First Preferred Shares, Second Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of the First Preferred Shares, Second Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units, and the extent of issuer regulation.

An investment in the Securities involves risks. Prospective investors in the Securities should carefully read and consider the information contained in, or incorporated by reference in, this Prospectus and the applicable Prospectus Supplement, as such disclosure shall be updated from time to time in the Company’s continuous disclosure documents incorporated by reference herein. See “Risk Factors”.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell Securities to or through underwriters, dealers or remarketing firms purchasing as principals, directly to one or more purchasers or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer, remarketing firm or agent, as the case may be, engaged in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to the Company, any fees, discounts or other compensation payable to underwriters, dealers, remarketing firms or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution”. The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions), at prices determined by reference to the prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), the underwriters, dealers or agents may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter, dealer or agent, and no person or company acting jointly or in concert with such underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

In this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars.

Cameco’s head office and registered office is located at 2121 – 11th Street West, Saskatoon, Saskatchewan S7M 1J3.

Certain of our directors and one of the experts named in this Prospectus reside outside of Canada. See “Agent for Service of Process in Canada”.

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, references to “Cameco”, the “Company”, “we”, “us” and “our” refer to Cameco Corporation and/or, as applicable, one or more or all of its subsidiaries. In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References in this Prospectus and in any Prospectus Supplement to “$” and “dollars” are to Canadian dollars and references to “US$” are to United States dollars, in each case unless otherwise stated.

Each time the Company sells Securities under this Prospectus, we will prepare a Prospectus Supplement containing the specific terms of the offering of such Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below and in any applicable Prospectus Supplement under “Documents Incorporated by Reference”.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted by law. You should bear in mind that although the information contained in, or incorporated by reference in, this Prospectus or any applicable Prospectus Supplement is intended to be accurate as of the date hereof or thereof or the date of such documents incorporated by reference, as applicable, such information may be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus or any applicable Prospectus Supplement and by any subsequently filed amendments. Neither the delivery of this Prospectus or any Prospectus Supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC. Copies of this Prospectus and the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary, 2121 – 11th Street West, Saskatoon, Saskatchewan S7M 1J3 (Telephone (306) 956-6200); Attention: Corporate Secretary.

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance with the U.S. Exchange Act, we also file certain reports with and furnish other information to the SEC. Under the MJDS adopted by the U.S. and Canada, these reports and other information may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the U.S. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the insider reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we may not be required to publish financial statements as promptly as U.S. companies.

You may read any document we file with the securities commissions and other authorities of the provinces and territories of Canada through SEDAR and any document we file with or furnish to the SEC at the SEC’s website at www.sec.gov.

We are filing with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), a Registration Statement on Form F-10 relating to the Securities being offered hereunder and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

NOTE REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS

Certain statements in this Prospectus (and any Prospectus Supplement), including the information incorporated by reference herein, and including certain information about Cameco’s business outlook, objectives, strategies, plans, strategic priorities and results of operations, as well as other statements which are not current statements or historical facts, constitute “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking information and statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by them. Sentences and phrases containing words such as “believe”, “estimate”, “anticipate”, “plan”, “will”, “intend”, “predict”, “outlook”, “goal”, “target”, “forecast”, “project”, “scheduled”, “proposed”, “expect”, “potential”, “strategy”, and the negative of any of these words, or variations of them, or comparable terminology that does not relate strictly to current or historical facts, are all indicative of forward-looking information or statements.

In addition to this cautionary statement, with respect to forward-looking statements contained in the documents incorporated by reference in this Prospectus, prospective purchasers should refer to “Caution about forward-looking information” and “Caution about forward-looking information relating to our CRA tax dispute” in the AIF (as defined herein), “Caution about forward-looking information” in the Annual MD&A (as defined herein), the footnotes on pages 1, 60 and 78 of the Proxy Circular (as defined herein), “Caution about forward-looking information” in the Q2 MD&A (as defined herein) and “Caution Regarding Forward-Looking Information and Statements” in the Material Change Report (as defined herein), as well as to the forward-looking information and statements cautionary sections of any documents incorporated by reference in this Prospectus that are filed after the date hereof.

Forward-looking statements, by their very nature, are subject to inherent risks and uncertainties and are based on several assumptions, both general and specific, which give rise to the possibility that actual results or events could differ materially from Cameco’s expectations expressed in or implied by such forward-looking statements and that Cameco’s business outlook, objectives, plans and strategic priorities may not be achieved. These statements are not guarantees of future performance or events, and Cameco cautions you against relying on any of these forward-looking statements. Forward-looking statements are provided in this Prospectus, including the documents incorporated herein by reference, for the purpose of assisting investors and others in understanding Cameco’s objectives, strategic priorities and business outlook, and in obtaining a better understanding of Cameco’s anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes.

Important risk factors that could cause actual results or events to differ materially from those expressed in, or implied by, the forward-looking statements contained in this Prospectus, including the documents incorporated herein by reference, are disclosed in the sections entitled “Risk Factors” herein, “Material risks”, “Material risks that could cause actual results to differ materially” and “Risks that can affect our business” on pages 2, 93 and 94 of the AIF, respectively, “Material risks” and “Material risks that could cause actual results to differ materially” on pages 3 and 38 of the Annual MD&A, respectively, and “Material risks” on page 3 of the Q2 MD&A, as such disclosure shall be updated from time to time in Cameco’s continuous disclosure documents incorporated by reference herein.

Readers are cautioned that the risks referred to above are not the only ones that could affect Cameco. Additional risks and uncertainties not currently known to Cameco or that Cameco currently deems to be immaterial may also have a material adverse effect on Cameco’s financial position, financial performance, cash flows, business or reputation.

Forward-looking statements made in this Prospectus, including the documents incorporated herein by reference, are based on a number of assumptions that Cameco believed were reasonable at the time it made each forward-looking statement. Refer in particular, but without limitation, to the sections entitled “Material assumptions” and “Assumptions” on pages 3 and 93 of the AIF, respectively, “Material assumptions” and “Assumptions” on pages 4 and 38 of the Annual MD&A, respectively, and “Material assumptions” on page 4 of the Q2 MD&A for a discussion of certain assumptions that Cameco has made in preparing forward-looking statements included or incorporated by reference in this Prospectus. The foregoing assumptions, although considered reasonable by Cameco on the day it made the forward-looking statements, may prove to be inaccurate. Accordingly, our actual results could differ materially from our expectations.

There can be no assurance that forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking information and statements are not guarantees of future performance. Cameco cannot assure investors that actual results will be consistent with the forward-looking information and statements. Accordingly, investors should not place undue reliance on forward-looking information and statements due to the inherent uncertainty therein. For additional information with respect to risks, uncertainties and assumptions, please refer to the “Risk Factors” section of this Prospectus and any Prospectus Supplement, as well as any risk factors disclosed in the documents incorporated by reference.

The forward-looking information and statements included in this Prospectus (and any Prospectus Supplement) and the documents incorporated by reference represent our views as of the date of such documents and should not be relied upon as representing our views as of any subsequent date. While we anticipate that subsequent events and developments may cause our views to change, we specifically disclaim any intention or obligation to update forward-looking information and statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws. Forward-looking information and statements contained in this Prospectus and the documents incorporated by reference about prospective results of operations, financial position or cash flows that are based upon assumptions about future economic conditions and courses of action are presented for the purpose of assisting our security holders in understanding management’s current views regarding those future outcomes, and may not be appropriate for other purposes.

NOTICE TO U.S. INVESTORS REGARDING MINERAL RESERVES AND RESOURCES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all mineral resource and reserve estimates included in this Prospectus and any Prospectus Supplement have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. As a foreign private issuer that files its Annual Report on Form 40-F with the SEC pursuant to the MJDS adopted by the U.S. and Canada, the Company is not required to prepare disclosure on its mineral projects under Regulation S-K 1300 (as defined below) and instead prepares such disclosure in accordance with NI 43-101 and the CIM Definition Standards

The SEC has adopted mining disclosure rules under sub-part 1300 of Regulation S-K promulgated under the U.S. Securities Act (“Regulation S-K 1300”). Under Regulation S-K 1300, the SEC now recognizes estimates of “Measured Mineral Resources”, “Indicated Mineral Resources” and “Inferred Mineral Resources”. In addition, the SEC has amended its definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” to be substantially similar to international standards.

Readers are cautioned that despite efforts to harmonize U.S. mining disclosure rules with NI 43-101 and other international requirements, there are differences between the terms and definitions used in Regulation S-K 1300 and mining terms defined in the CIM Definition Standards, which definitions have been adopted by NI 43-101, and there is no assurance that any mineral reserves or mineral resources that the Company may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under Regulation S-K 1300.

Readers are also cautioned that while the SEC will now recognize mineral resource estimates, readers should not assume that all or any part of the mineralization that the Company may report as “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, readers are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” that the Company reports are or will be economically or legally mineable. Further, “inferred mineral resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined economically or legally. Therefore, readers are also cautioned not to assume that all or any part of “inferred mineral resources” exist. In accordance with Canadian securities laws, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed by us with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Cameco, 2121 – 11th Street West, Saskatoon, Saskatchewan S7M 1J3 (Telephone (306) 956-6200), and are also available electronically under the profile of the Company at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The following documents filed by the Company with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with or furnished to the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	Annual Information Form of Cameco for the year ended December 31, 2021, dated March 22, 2022 (the “AIF”);

(b)

Audited consolidated financial statements of Cameco (the “Consolidated Financial Statements”) as at and for the years ended December 31, 2021 and 2020, and related notes thereto, together with the related management’s report on internal control over financial reporting, and the reports of the independent registered public accounting firm thereon;

(c)	Management’s discussion and analysis of Cameco in respect of the Consolidated Financial Statements (the “Annual MD&A”);

(d)

Unaudited interim consolidated financial statements of Cameco (the “Unaudited Financial Statements”) as at and for the three and sixth month periods ended June 30, 2022 and 2021, and related notes thereto;

(e)	Management’s discussion and analysis of Cameco in respect of the Unaudited Financial Statements (the “Q2 MD&A”);

(f)	Management Proxy Circular of Cameco dated April 6, 2022 prepared in connection with the Annual Meeting of Shareholders held on May 10, 2022 (the “Proxy Circular”); and

(g)

Material Change Report of Cameco dated February 17, 2022 relating to Cameco’s plan to transition from care and maintenance and ramp up production at the McArthur River/Key Lake uranium mine/mill in northern Saskatchewan, subject to certain conditions and its plan to reduce production at the Cigar Lake uranium mine in northern Saskatchewan in 2024, subject to certain conditions (the “Material Change Report”).

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions, if filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report that we file with or furnish to the SEC pursuant to Section 13(a) or Section 15(d) of the U.S. Exchange Act subsequent to the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Furthermore, we may incorporate by reference into the registration statement of which this Prospectus forms a part, any report on Form 6-K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report.

Any statement contained in this Prospectus, or in any document incorporated or deemed to be incorporated by reference, shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form being filed by the Company with and, where required, accepted by the applicable Canadian securities regulatory authorities during the term of this Prospectus, and filed with the SEC, the previous annual information form, any material change reports filed by the Company prior to the commencement of the financial year of the Company in which the new annual information form is filed, any business acquisition reports filed by the Company for acquisitions completed prior to the commencement of the financial year of the Company in respect of which the new annual information form is filed, and any management proxy circulars filed by the Company prior to the commencement of the financial year of the Company in respect of which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new audited annual financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities regulatory authorities, and with the SEC, during the term of this Prospectus, the previous annual financial statements and accompanying management’s discussion and analysis and the previous interim financial statements and accompanying management’s discussion and analysis most recently filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new interim financial statements and accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions, and with the SEC, during the term of this Prospectus, the previous interim financial statements and accompanying management’s discussion and analysis most recently filed prior to such new interim financial statements and accompanying management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of the Securities under this Prospectus. Upon a new management proxy circular in respect of an annual meeting of shareholders being filed by the Company with the applicable Canadian securities regulatory authorities, and filed with or furnished to the SEC, during the term of this Prospectus, the previously-filed management proxy circular in respect of an annual meeting of shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities, will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution of such Securities and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

THE COMPANY

We are one of the world’s largest uranium producers, and in 2021 accounted for approximately 9% of the world’s uranium production. We have controlling ownership of the world’s largest high-grade reserves, with ore grades up to 100 times the world average, and low-cost operations. Our operations and investments span the nuclear fuel cycle, from exploration to enrichment and fuel manufacturing. We have about 21% of world primary conversion capacity. Nuclear energy plants around the world use our uranium products to generate one of the cleanest sources of electricity available today. We are also an integrated uranium fuel supplier, offering refining, conversion and fuel manufacturing services. We also have a 49% interest in Global Laser Enrichment LLC which is testing third-generation enrichment technology that, if successful, will use lasers to commercially enrich uranium.

Our articles of incorporation (“Articles”) contain provisions imposing constraints on the issue, transfer and ownership of our voting securities so as to prevent both residents and non-residents of Canada from owning or controlling more than a specified percentage of our Common Shares. See “Description of Share Capital – Restrictions on Ownership and Voting”.

Further particulars with respect to the Company’s business operations and ownership restrictions are contained under the headings “Our business”, “Operations and projects” and “Investor information – Share capital – Ownership and voting restrictions” in the AIF and in the other documents incorporated herein by reference.

The Company’s registered and principal office is located at 2121 – 11th Street West, Saskatoon, Saskatchewan S7M 1J3.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since the date of our most recently filed Unaudited Interim Consolidated Financial Statements as at and for the three and six month periods ended June  30, 2022 and 2021.

USE OF PROCEEDS

Specific information about the use of net proceeds from an offering of Securities will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to an issuance of First Preferred Shares, Second Preferred Shares or Debt Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of First Preferred Shares without nominal or par value, issuable in series (none of which are outstanding); an unlimited number of Second Preferred Shares without nominal or par value, issuable in series (none of which are outstanding); an unlimited number of Common Shares without nominal or par value, of which, at September 23, 2022, 398,442,337 Common Shares were outstanding as fully paid and non-assessable shares; and one Class B Share (the “Class B Share”) which is outstanding as a fully paid and non-assessable share. In addition, as of September 23, 2022, there were stock options outstanding to acquire 3,072,454 Common Shares pursuant to our stock option plan. Our Articles contain provisions imposing restraints on the issue, transfer and ownership of our voting securities. See “Restrictions on Ownership and Voting” below. The following is a summary of the material provisions attaching to these classes of shares.

Common Shares

Subject to the limitations described below, the holders of our Common Shares are entitled to one vote per Common Share on all matters to be voted on by the shareholders at any meetings of shareholders (other than at meetings of only holders of some other class or series), and are entitled to receive such dividends as may be declared by our board of directors. The Common Shares are subordinate to the rights of the holders of each series of the First Preferred Shares and Second Preferred Shares that may be outstanding as to payment of dividends and to the distribution of assets in the event of our liquidation, dissolution or winding up or any other distribution of our assets among shareholders for the purpose of winding up our affairs. The holders of our Common Shares have no pre-emptive, redemption, purchase or conversion rights in respect of such shares. Except as described under “Restrictions on Ownership and Voting” below, non-residents of Canada who hold Common Shares have the same rights as shareholders as residents of Canada.

Class B Share

The holder of the Class B Share, the Province of Saskatchewan (the “Province”), is entitled to receive notice of and to attend all meetings of shareholders including meetings of any class or series thereof but does not have the right to vote at any such meeting other than a meeting of the holder of the Class B Share as a class. The holder of the Class B Share does not have the right to vote separately as a class, except on any proposal to: (i) amend Part I of Schedule B of the Articles; (ii) amalgamate that would affect an amendment to Part I of Schedule B of the Articles; or (iii) amend the Articles so as to alter the rights attached to the Class B Share. Part I of Schedule B of the Articles provides that (A) our registered office and head office operations must be located in the Province, (B) all of our executive officers (vice-chair of the board, chief executive officer, chief operating officer, chief financial officer and president), except for the chair of our board, and substantially all of our senior officers (vice presidents) must be ordinarily resident in the Province, and (C) all annual meetings of our shareholders must be held at a place in the Province. The holder of the Class B Share is entitled to request and receive information from us for the purpose of determining whether the provisions of Part I of Schedule B of the Articles are being complied with. The holder of the Class B Share does not have the right to receive any dividends declared by us. Subject to the prior rights of each series of First Preferred Shares and Second Preferred Shares, the holder of the Class B Share ranks equally with holders of our Common Shares with respect to the distribution of assets in the event of our liquidation, dissolution or winding up. The holder of the Class B Share has no pre-emptive, redemption, purchase or conversion rights in respect of such share. The Class B Share is non-transferable.

First Preferred Shares

The First Preferred Shares are issuable from time to time in one or more series and our board of directors may determine by resolution the number of shares in, and the designation, rights, privileges, restrictions and conditions attaching to, each series. The First Preferred Shares of each series will rank equally with the shares of every other series of First Preferred Shares and prior to the Second Preferred Shares, the Common Shares and the Class B Share with respect to the payment of dividends and the distribution of our assets in the event of liquidation, dissolution or winding up and may carry voting rights.

Second Preferred Shares

The Second Preferred Shares are issuable from time to time in one or more series and our board of directors may determine by resolution the number of shares in, and the designation, rights, privileges, restrictions and conditions attaching to, each series. The Second Preferred Shares of each series will rank equally with the shares of every other series of Second Preferred Shares and prior to the Common Shares and the Class B Share with respect to the payment of dividends and the distributions of our assets in the event of liquidation, dissolution or winding up and may carry voting rights.

Restrictions on Ownership and Voting

Limits on the Holdings of Residents and Non-Residents of Canada

The Articles, pursuant to the requirements of the Eldorado Nuclear Limited Reorganization and Divestiture Act (Canada), as amended (the “ENL Reorganization Act”), contain provisions imposing constraints on the issue, transfer and ownership, including joint ownership, of our voting securities so as to prevent both residents and non-residents of Canada from owning or controlling more than a specified percentage of voting securities. The constraints affect our Common Shares.

Specifically, no resident of Canada, alone or together with associates, may hold, beneficially own or control, directly or indirectly, other than by way of security only or for purposes of distribution by an underwriter, voting securities to which are attached more than 25% of the votes that may ordinarily be cast to elect our directors. Similarly, no non-resident of Canada, alone or together with associates, may hold, beneficially own or control, directly or indirectly, other than by way of security only or for purposes of distribution by an underwriter, voting securities to which are attached more than 15% of the votes that may ordinarily be cast to elect our directors. Further, the votes attaching to our securities held, beneficially owned or controlled, directly or indirectly, by all non-residents of Canada together, and cast at any meeting of our shareholders will be counted or pro-rated as necessary so as to limit the counting of those votes to not more than 25% of the total number of votes cast by the shareholders at that meeting. In certain years, including in 2022, we have limited the counting of votes cast by non-residents of Canada at our annual shareholder meeting to abide by this restriction, which resulted in non-residents of Canada receiving less than one vote per share.

Enforcement

In order to give effect to such constraints, the Articles contain provisions for the enforcement of the restrictions relating to ownership and voting by residents and non-residents of Canada described above, including provisions for suspension of voting rights, forfeiture of dividends and other distributions to shareholders, prohibitions against the issue and transfer of securities, requiring such shareholder to sell or dispose of shares and suspension of all remaining shareholders’ rights.

The provisions allow us to require holders, proposed transferees or other subscribers for voting securities and certain other persons to furnish shareholder declarations as to residence, ownership of voting securities and certain other matters relative to the enforcement of the restrictions. Nominees such as banks, trust companies, securities brokers or other financial institutions who hold the shares on behalf of beneficial shareholders need to make the declaration on their behalf. We are precluded from issuing or registering a transfer of any voting securities where a contravention of the resident or non-resident ownership restrictions would result.

If and when we have reason to believe, whether through shareholder declarations filed with us or our books and records or those of our registrar and transfer agent or otherwise, that voting securities are held by a shareholder in contravention of the resident or non-resident ownership restrictions, we have the power to suspend all rights of the shareholder in respect of all securities held, other than the right to transfer them, not earlier than 30 days after first sending of notice to the shareholder, unless the voting securities so held have been disposed of by the shareholder and we have been so advised.

Other Restrictions

The ENL Reorganization Act places certain other restrictions on us, including prohibition against applying for continuance in another jurisdiction and a prohibition against our enacting articles of incorporation or by-laws containing provisions inconsistent with the provisions included in the ENL Reorganization Act. The ENL Reorganization Act provides that the Articles must contain restrictions on us including a prohibition against our creating restricted shares (generally a participating share containing restrictive voting rights) and the requirement that we maintain our registered office and head office operations within the Province.

The Saskatchewan Mining Development Corporation Reorganization Act also requires us to maintain our registered office and head office operations (generally all executive, corporate planning, senior management, administrative and general management functions) within the Province.

PLAN OF DISTRIBUTION

The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.

PRIOR SALES

Prior sales of the Securities, as applicable, will be described in the Prospectus Supplement relating to the specific issuance of Securities.

TRADING PRICE AND VOLUME

Trading prices and volume of the Securities, as applicable, will be described in the Prospectus Supplement relating to the specific issuance of Securities.

RISK FACTORS

Prospective purchasers of Securities should consider carefully the risk factors contained in and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference), including the risk factors section contained in the Company’s most recently filed annual information form and the Company’s most recently filed annual management’s discussion and analysis as well as any risk factors discussed in any quarterly management’s discussion and analysis for the current year, and those described in a Prospectus Supplement relating to a specific offering of Securities.

Discussions of certain risks affecting the Company in connection with its business are provided in the Company’s annual disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

CERTAIN INCOME TAX CONSEQUENCES

Prospective purchasers of Securities may be subject to tax consequences in Canada and abroad in respect of their acquisition, holding and/or disposition of Securities. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder, including, the Canadian income and/or withholding tax consequences applicable to investors who are non-residents of Canada. The applicable Prospectus Supplement may also describe certain U.S. federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the United States Internal Revenue Code of 1986, as amended) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to Canadian law in connection with the offering of the Securities will be passed upon on behalf of the Company by McCarthy Tétrault LLP and certain legal matters relating to United States law in connection with the issue and sale of the Securities will be passed upon on behalf of the Company by Covington & Burling LLP. At the date hereof, partners and associates of McCarthy Tétrault LLP own beneficially, directly or indirectly, less than 1% of any outstanding class of securities of the Company. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States law.

INTERESTS OF EXPERTS

The scientific and technical information relating to McArthur River described in this Prospectus has been approved by Gregory M. Murdock, P. Eng. and such information that is incorporated into this Prospectus by reference as of the date hereof was prepared by or under the supervision of or approved by Biman Bharadwaj, P. Eng., Gregory M. Murdock, P. Eng., and/or Alain D. Renaud, P. Geo., as described in the applicable document incorporated into this Prospectus by reference, provided that such information that is in the Material Change Report was approved by Gregory M. Murdock, P. Eng.

The scientific and technical information relating to Cigar Lake described in this Prospectus has been approved by Scott Bishop, P. Eng. and such information that is incorporated into this Prospectus by reference as of the date hereof was prepared by or under the supervision of or approved by Biman Bharadwaj, P. Eng., Scott Bishop, P. Eng., Alain D. Renaud, P. Geo., and/or Lloyd Rowson, P. Eng., as described in the applicable document incorporated into this Prospectus by reference, provided that such information that is in the Material Change Report was approved by Lloyd Rowson, P. Eng.

The scientific and technical information relating to Inkai described in this Prospectus has been approved by Scott Bishop, P. Eng. and such information that is incorporated into this Prospectus by reference as of the date hereof was prepared by or under the supervision of or approved by Biman Bharadwaj, P. Eng., Scott Bishop, P. Eng., Sergey Ivanov, P. Geo., and/or Alain D. Renaud, P. Geo., as described in the applicable document incorporated into this Prospectus by reference.

Each of the individuals referenced above is a “qualified person” as such term is defined in NI 43-101 and is an employee of the Company or of one of our associates or affiliates. None of the individuals referenced above received or will receive a direct or indirect interest in our property or in the property of any of our associates or affiliates. As at the date hereof, each of the individuals referenced above beneficially owns, directly or indirectly, less than 1% of any outstanding class of our securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of Cameco are KPMG LLP, River Centre, 500, 475 – 2nd Avenue South, Saskatoon, Saskatchewan S7K 1P4. KPMG LLP has confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

The transfer agent and registrar for the Common Shares is TSX Trust Company in Canada at its principal office in Toronto, Ontario and American Stock Transfer & Trust Company, LLC in the U.S. at its principal office in Brooklyn, New York.

AGENT FOR SERVICE OF PROCESS IN CANADA

Kathryn (Kate) Jackson, a director of the Company, and Sergey Ivanov, P. Geo., a “qualified person” within the meaning of NI 43-101, each reside outside of Canada, and each has appointed Cameco Corporation, 2121 – 11th Street West, Saskatoon, Saskatchewan S7M 1J3, as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

The Company is incorporated under the laws of Canada and its principal place of business is in Canada. Most of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Company’s assets, are located outside the U.S. The Company has appointed an agent for service of process in the U.S. but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon the Company or those directors, officers and experts who are not residents of the U.S. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Company or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. or would enforce, in original actions, liabilities against the Company or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Company’s Canadian counsel has advised the Company that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Company filed with the SEC, concurrently with the Registration Statement on Form F-10 of which this Prospectus forms a part, an Appointment of Agent for Service of Process on Form F-X. Under the Form F-X, the Company appointed Cristina Giffin, Power Resources, Inc., Smith Ranch-Highland Operation, 762 Ross Road, Douglas, Wyoming, USA, 82633 as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or relating to or concerning an offering of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents referred to in “Documents Incorporated by Reference”; the consent of the auditors; the consents of the applicable engineers and geologists; the Trust Indenture, dated as of May 22, 2012, between Cameco and The Bank of New York Mellon, as trustee, and the statement of eligibility of The Bank of New York Mellon, as trustee, on Form T-1; and powers of attorney of the directors and officers of the Company. A copy of the form of any warrant indenture, subscription receipt agreement, or supplemental debt indenture, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including General Order 44-501 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers of the Securities Division of the Financial and Consumer Affairs Authority of Saskatchewan (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”), which came into force on January 4, 2022. This Prospectus has been filed by the Company in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. Each of the aforementioned individuals are entitled to the indemnification provided above from a corporation as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met.

The by-laws of the Registrant provide that, subject to the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or an individual who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other action or proceeding to which such individual was involved because of that association with the Registrant or other entity, if (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant also has agreements with each director and officer to provide indemnification to the extent permitted under the CBCA.

Under the CBCA, a corporation may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in his or her capacity as a director or officer of the corporation, or in his or her capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the corporation’s request. The by-laws of the Registrant also provide that the Registrant may purchase, maintain or participate in insurance against the risk of its liability to indemnity persons as set forth to the foregoing paragraph. The Registrant has purchased third party director and officer liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

Exhibits

Exhibit Number	Description

4.1	Annual information form of Cameco for the year ended December 31, 2021, dated March 22, 2022 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 22, 2022 (the “Form 40-F”)).

4.2	Audited consolidated financial statements of Cameco (the “Consolidated Financial Statements”) as at and for the years ended December 31, 2021 and 2020 and related notes, together with the related management’s report on internal control over financial reporting, and the reports of the independent registered public accounting firm thereon (incorporated by reference from Exhibit No. 99.2 to the Form 40-F).

4.3	Management’s discussion and analysis of Cameco in respect of the Consolidated Financial Statements (incorporated by reference from Exhibit No. 99.3 to the Form 40-F).

4.4	Unaudited interim consolidated financial statements of Cameco (the “Unaudited Financial Statements”) as at and for the three and six month periods ended June 30, 2022 and 2021, and related notes therein (incorporated by reference from Exhibit No. 99.3 to the Registrant’s Form 6-K, furnished to the Commission on July 27, 2022).

4.5	Management’s discussion and analysis in respect of the Unaudited Financial Statements (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, furnished to the Commission on July 27, 2022).

4.6	Management Proxy Circular of Cameco dated April 6, 2022 in connection with the Annual Meeting of Shareholders held on May 10, 2022 (incorporated by reference from Exhibit 99.3 to the Registrant’s Form 6-K, furnished to the Commission on April 6, 2022).

4.7	Material Change Report dated February 17, 2022 relating to Cameco’s plan to transition from care and maintenance and ramp up production at the McArthur River/Key Lake uranium mine/mill in northern Saskatchewan, subject to certain conditions and its plan to reduce production at the Cigar Lake uranium mine in northern Saskatchewan in 2024, subject to certain conditions (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K, furnished to the Commission on February 18, 2022).

5.1	Consent of KPMG LLP.

5.2	Consent of Biman Bharadwaj.

5.3	Consent of Gregory M. Murdock.

5.4	Consent of Alain D. Renaud.

5.5	Consent of Scott Bishop.

5.6	Consent of Lloyd Rowson.

5.7	Consent of Sergey Ivanov.

6.1	Powers of attorney (included on the signature pages of this Registration Statement).

7.1	Trust Indenture, dated as of May 22, 2012, between Cameco and The Bank of New York Mellon, as trustee.

7.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the Trust Indenture, dated as of May 22, 2012.

107	Filing Fee Table.

III-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this 26th day of September, 2022.

CAMECO CORPORATION

By:	/s/ Tim Gitzel
	Name:	Tim Gitzel
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Tim Gitzel and Grant Isaac, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-10, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tim Gitzel	President, Chief Executive Officer and Director	September 26, 2022
Tim Gitzel	(Principal Executive Officer)

/s/ Grant Isaac	Senior Vice-President and Chief Financial Officer	September 26, 2022
Grant Isaac	(Principal Financial and Accounting Officer)

/s/ Ian Bruce	Chair of the Board of Directors	September 26, 2022
Ian Bruce

/s/ Leontine Atkins	Director	September 26, 2022
Leontine Atkins

/s/ Daniel Camus	Director	September 26, 2022
Daniel Camus

/s/ Donald Deranger	Director	September 26, 2022
Donald Deranger

/s/ Catherine Gignac	Director	September 26, 2022
Catherine Gignac

III-3

/s Jim Gowans	Director	September 26, 2022
Jim Gowans

/s/ Kathryn Jackson	Director	September 26, 2022
Kathryn Jackson

/s/ Don Kayne	Director	September 26, 2022
Don Kayne

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-10 solely in her capacity as the duly authorized representative of Cameco Corporation in the United States, on this 26th day of September, 2022.

By:	/s/ Cristina Giffin
Cristina Giffin Power Resources, Inc., Smith Ranch-Highland Operation

III-5